Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated March 11, 2004 relating to the consolidated financial statements of Acadia Power Partners, LLC and subsidiary, which appears in Cleco Corporation’s Annual Report on Form 10-K/A, as amended by Amendment No. 1, for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
May 28, 2004